<PAGE 1>

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.       )


Filed by the registrant [ x ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[ x ]  Preliminary proxy statement         [   ] Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[   ]  Definitive proxy statement

[   ]  Definitive additional materials

[   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                         COMMONWEALTH ENERGY SYSTEM
               (Name of Registrant as Specified in Its Charter)


_____________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ x ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

       1)  Title of each class of securities to which transaction applies:
           _______________________________________________________________

       2)  Aggregate number of securities to which transactions applies:
           _______________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _______________________________________________________________

       4)  Proposed maximum aggregate value of transaction:
           _______________________________________________________________

       5)  Total fee paid:
           _______________________________________________________________


[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
            _____________________________________________

        2)  Form, Schedule or Registration Statement No.:
            _____________________________________________

        3)  Filing party:
            _____________________________________________

        4)  Date filed:
            _____________________________________________

<PAGE 2>









                                                Commonwealth
                                                Energy System
                                                Notice of 1998
                                                Annual Meeting and
                                                Proxy Statement






































                                        Please sign and return your
                                        proxy promptly

<PAGE 3>


                          COMMONWEALTH ENERGY SYSTEM

                           Cambridge, Massachusetts

                   Notice of Annual Meeting of Shareholders

                                  May 7, 1998

To the Shareholders of
COMMONWEALTH ENERGY SYSTEM:

     Notice is hereby given that the Annual Meeting of Shareholders of Commonwealth Energy System will be held at the office of the System, One Main Street, P.O. Box 9150, Cambridge, Massachusetts 02142-9150, on Thursday,
May 7, 1998, at 10:30 o'clock A.M., Eastern Daylight Time, for the following purposes:

     1. To elect three Trustees to hold office for a three-year term and until the election and qualification of their respective successors.

     2. To take action on a proposal by the Board of Trustees to amend Section 22 of the System's Declaration of Trust, as amended, to revise the conditions under which presently authorized but unissued Common Shares of the System might be issued.

     3. To approve the Restricted Common Share Plan for Trustees of Commonwealth Energy System.

     4. To consider and vote upon a shareholder proposal, if presented at the meeting, as described herein.

     5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Common Shareholders of record at the close of business on March 17, 1998 are entitled to notice of, and to vote at, the meeting.

                                   By order of the Trustees,




                                   Michael P. Sullivan
                                   Vice President, Secretary
                                   and General Counsel

March 30, 1998

                                   IMPORTANT

     We cordially invite you to attend the Annual Meeting of Shareholders, but IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MAIL YOUR PROXY IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. Because our shares are widely distributed over a large number of holders, it is both necessary and desirable that all Shareholders send in their proxies. Failure to secure a quorum on the date set would necessitate an adjournment which would cause the System considerable and needless expense. To avoid this, please SIGN AND DATE the accompanying proxy and mail it promptly in the enclosed envelope to Commonwealth Energy System, P.O. Box 9150, Cambridge, Massachusetts 02142-9150.

<PAGE 4>

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Commonwealth Energy System (hereinafter called the "System") to be used at the Annual Meeting of Shareholders of the System to be held on Thursday, May 7, 1998, at the principal executive office of the System, One Main Street, P.O. Box 9150, Cambridge, Massachusetts 02142-9150, of which due notice has been given in accordance with the System's Declaration of Trust dated December 31, 1926, as amended. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A properly executed and returned proxy will be voted in accordance with the directions contained thereon. Abstentions shall be voted neither "for" nor "against," but shall be counted in the determination of a quorum. Broker non-votes shall not be counted either in calculating the number of shares present for the purpose of determination of a quorum or for the purpose of determining whether a matter has received the required number of votes. The giving of a later-dated proxy revokes all proxies previously given. The approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to Shareholders is March 30, 1998.

                             FINANCIAL STATEMENTS

     The audited financial statements of Commonwealth Energy System and Subsidiary Companies, which include comparative Consolidated Balance Sheets as of December 31, 1997 and 1996, Consolidated Statements of Income and Consolidated Statements of Cash Flows for the three years ended December 31, 1997 and the Report of Independent Public Accountants are set forth in the Annual Report to Shareholders.

                               VOTING SECURITIES

     Each Common Share is entitled to one vote. Only Shareholders of record at the close of business on March 17, 1998 are qualified to vote at the meeting. There were outstanding as of the record date 21,561,282 Common Shares.

     The Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies owned beneficially 2,617,000 Common Shares representing 12% of the outstanding Common Shares as of February 28, 1998. Members of the Plan are entitled to give voting instructions with respect to their interests.

                 OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES

     The following table shows the beneficial ownership, reported to the System as of February 28, 1998, of Common Shares of the System owned by the Chief Executive Officer and the four other most highly paid Executive Officers and, as a group, all Trustees and Executive Officers of the System.

                                               Total
                                               Common         Percent of
      Name                                     Shares (1)        Class

      William G. Poist                          20,472           0.1%
      Russell D. Wright                         12,055           0.1%
      James D. Rappoli                           8,256           0.1%
      Michael P. Sullivan                        6,946           0.1%
      John R. Williams                           6,013           0.1%
      All Trustees and Executive Officers
        as a group (13 persons)                 71,968           0.3%

<PAGE 5>


(1) Beneficial ownership set forth in this Proxy Statement includes, where applicable, shares with respect to which voting or investment power is attributed to an Executive Officer or Trustee because of joint fiduciary ownership of the shares or relationship of the Executive Officer or Trustee to the record owner, such as a spouse, together with shares held under the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies.

                   MATTERS TO BE BROUGHT BEFORE THE MEETING

                               1-ELECTION OF TRUSTEES

     Three Trustees will be elected at the Annual Meeting of Shareholders to hold office for the ensuing three years in accordance with the Declaration of Trust which provides for staggered terms of Trustees of three years each. The three Trustees elected at this meeting will hold office for a three-year term and until the election and qualification of their respective successors.
Under the terms of the Declaration of Trust, Trustees are required to be elected by a plurality vote of the Shareholders.

     The Shares represented by the enclosed form of proxy will be voted, and the persons named in such form of proxy will, unless otherwise directed in the proxy, vote shares represented by proxies received for the election of the following nominees:

                              Sheldon A. Buckler
                               Betty L. Francis
                             Michael C. Ruettgers

     It is not contemplated that any of the three nominees will be unable to serve. Should any of the nominees be unable to serve, your proxy will be voted for the election of a nominee acceptable to the remaining Trustees.

                 INFORMATION CONCERNING NOMINEES AND TRUSTEES

                                                                 Common Shares
                                                                 Beneficially
                                               Year First        Owned as of
                                                Became a         February 28,
Name, Principal Occupation and Term of Office   Trustee    Age       1998

(A) KEVIN C. BRYANT, Regional President,
(D)   BankBoston - South Region, Fall River,
      Massachusetts
      TERM EXPIRES IN 2000.................      (1997)     37         200

(C) SHELDON A. BUCKLER, Chairman of the Board
      of Commonwealth Energy System; Retired
      Vice Chairman of the Board and a
      Director, Polaroid Corporation,
      Cambridge, Massachusetts (Manufacturer
      of photographic equipment and supplies);
      Director, Aseco Corp.; Cerion Technologies,
      Inc.; Nashua Corporation; Parlex Corp.
      and Spectrum Information Technologies, Inc.
      TERM EXPIRES IN 1998 (NOMINEE).......      (1991)     66       6,260

<PAGE 6>

                  INFORMATION CONCERNING NOMINEES AND TRUSTEES
                                                                 Common Shares
                                                                 Beneficially
                                               Year First        Owned as of
                                                Became a         February 28,
Name, Principal Occupation and Term of Office   Trustee    Age        1998

(A) PETER H. CRESSY, Chancellor, University of
(E)   Massachusetts Dartmouth, North Dartmouth,
      Massachusetts; Retired Rear Admiral,
      United States Navy
      TERM EXPIRES IN 1999 ...............       (1994)     56         337

(A) BETTY L. FRANCIS, Executive Vice President
(D)   and Chief Credit Officer, HomeSide
      Lending, Inc., Jacksonville, Florida
      TERM EXPIRES IN 1998(NOMINEE) ......       (1991)     51         200

(C) FRANKLIN M. HUNDLEY, Of Counsel,
(D)   Rich, May, Bilodeau & Flaherty,
      P.C., Boston, Massachusetts (Attorneys);
      Director, The Berkshire Gas Company
      TERM EXPIRES IN 2000................       (1985)     63       5,108

(B) WILLIAM J. O'BRIEN, Partner, Centre For
(C)   Generative Leadership L.L.C., Hamilton,
      Massachusetts (Consulting); Retired
      President and CEO, The Hanover Insurance
      Company
      TERM EXPIRES IN 1999 ..................    (1994)     65       3,500

    WILLIAM G. POIST, President and Chief
      Executive Officer of Commonwealth Energy
      System and Chairman and a Director of
      its subsidiary companies
      TERM EXPIRES IN 1999 ...................   (1992)     64      20,472

(B) MICHAEL C. RUETTGERS, President, Chief
(E)   Executive Officer and a Director, EMC
      Corporation, Hopkinton, Massachusetts
      (Data storage technology); Director,
      EG&G Inc.
      TERM EXPIRES IN 1998(NOMINEE) .........    (1995)     55       1,000

(B) GERALD L. WILSON, Vannevar Bush Professor of
(E)   Engineering, Massachusetts Institute of
      Technology, Cambridge, Massachusetts;
      Director, Analogic Corp. and Aseco Corp.
      TERM EXPIRES IN 2000....................   (1985)     58       1,618

     Each of the persons named above has held his or her present position (or another executive position with the same employer) for more than the past five years.

     During 1997, fees of $308,174 were incurred for legal services rendered by the firm of Rich, May, Bilodeau & Flaherty, P.C., of which Mr. Hundley is Of Counsel. The firm has been employed in the last fiscal year and the current fiscal year.

     Each Trustee, including nominees, owned beneficially less than one-third of one percent of the outstanding Common Shares.

<PAGE 7>

(A)  Member of Audit Committee.
(B)  Member of Executive Compensation Committee.
(C)  Member of Nominating Committee.
(D)  Member of Benefit Review Committee.
(E)  Member of Strategic Planning Committee.

<PAGE 8>

            COMPENSATION OF EXECUTIVE OFFICERS DURING THE YEAR 1997

     The following table shows compensation paid by the System and its subsidiaries to the System's President and Chief Executive Officer and the four other highest paid Executive Officers of the System whose total compensation in 1997 exceeded $100,000.

                          SUMMARY COMPENSATION TABLE
                                                     Long-Term Compensation
                        Annual Compensation        Awards      Payouts
                                                                        Long-
                                                                        Term
                                                               Options  Incen-
                                                Other   Restr- /Stock   tive   All
                                                Annual  icted  Apprec-  Plan   Other
                                                Compen- Stock  iation  (LTIP) Compen-
 Name and                     Salary            sation  Awards Rights  Payouts sation
 Principal Position     Year    (1)    Bonus      (2)    (3)   (SARS)    (4)     (5)
William G. Poist        1997 $388,200 $160,290    -        -     -    $134,900 $15,528
 President and Chief    1996  380,000  142,142    -    $160,000  -        -     15,204
 Executive Officer of   1995  350,000   95,645    -       -     -         -     14,004
 the System and Chair-
 man of its subsidiary
 companies

Russell D. Wright       1997 $276,333 $118,825    -        -     -    $100,800 $10,977
 Chief Executive        1996  250,000   97,427    -   $100,000  -        -      10,020
 Officer of Utility     1995  231,667   66,060    -       -     -        -       9,269
 Operations

James D. Rappoli        1997 $194,967 $ 75,370    -        -     -    $ 53,040 $ 7,797
  Financial Vice        1996  178,167   60,740    -    $ 54,800  -        -      7,126
  President and         1995  164,583   46,624    -        -     -        -      6,586
  Treasurer of the
  System and its
  subsidiary companies

Michael P. Sullivan    1997 $173,667 $ 66,154    -        -     -    $ 48,360  $ 6,944
  Vice President,      1996  161,666   55,121    -    $ 54,000  -        -       6,229
  Secretary and General 1995 151,000   43,278    -        -     -        -       6,044
  Counsel of the System
  and its subsidiary
  companies

John R. Williams       1997 $154,858 $ 58,219    -        -     -    $ 51,991  $ 6,191
  Vice President -     1996  149,883   50,790    -    $ 58,000  -        -       5,796
  Corporate Services   1995  149,400   35,812    -        -     -        -       5,976
  of COM/Energy
  Services Company

--------------------

<PAGE 9>

(1) The amounts in this column represent the aggregate total of cash compensation received and compensation deferred by the above-named individuals. Compensation is deferred pursuant to the provisions of the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies and the Executive Salary Continuation and Excess Benefit Plan for Employees of Commonwealth Energy System and Subsidiary Companies.

(2) The dollar value of perquisites and other personal benefits, securities or property totaling either $50,000 or 10% of total annual salary and bonus, together with various other earnings, amounts reimbursed for the payment of taxes and the dollar value of any stock discounts not generally available are required to be disclosed in this column. In 1997, there were no such perquisites, earnings, reimbursements or discounts paid or made.

(3) The amounts in this column represent the value of the restricted stock award made in 1997 which was calculated by multiplying the average closing market price of the System's Common Shares at the time of the grant by the number of Common Shares awarded. The restrictions on these shares shall lapse three years from the date of grant provided that the individual is still in the employ of the System. Dividends are paid on the restricted Common Shares to the same extent as they are paid on the System's Common Shares. The aggregate number of restricted Common Share holdings for the above-named Executive Officers as of February 28, 1998 is 17,952 Common Shares, having an aggregate value of $647,394.

(4) The amounts in this column represent the cash awards made in 1998 under the terms of the 1996-1997 Strategic Plan Compensation Program. The Program measured System Common Share performance, (requiring System Common Share appreciation of at least 95% of industry average for award consideration), together with both the Executive Officer's contributions to the System's Strategic Plan over the two-year period and each Executive Officer's general performance.

(5) The amounts in this column represent the aggregate contributions or account credits made by the System and certain subsidiary companies during 1997 on behalf of the above-named individuals to the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies and the Executive Salary Continuation and Excess Benefit Plan for Employees of Commonwealth Energy System and Subsidiary Companies. The Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies is a defined contribution plan. The Plan incorporates salary deferral provisions pursuant to Section 401(k) of the Internal Revenue Code for all employees who have elected to participate on that basis. The Executive Salary Continuation and Excess Benefit Plan for Employees of Commonwealth Energy System and Subsidiary Companies is a defined distribution/defined benefit plan. Unlike the Employees Savings Plan, this Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. The Plan was established to provide an additional benefit to eligible participants in the Employees Savings Plan whose benefit under that Plan would be curtailed by limits in effect under the Internal Revenue Code for qualified plans. Of the amounts set forth in the "All Other Compensation" column, $6,333, $2,375, $2,374, $2,375 and $4,692 represent the contributions made on behalf of Messrs. Poist, Wright, Rappoli, Sullivan and Williams, respectively, by the Employees Savings Plan. Amounts credited to the accounts of Messrs. Poist, Wright, Rappoli, Sullivan and Williams by the Executive Salary Continuation and Excess Benefit Plan in 1997 equaled $9,195, $8,602, $5,423, $4,569 and $1,499, respectively.
<PAGE 8>


                              PENSION PLAN TABLE

          The following table shows annual retirement benefits payable to employees, including Executive Officers, upon retirement at age 65, in various compensation and years of service classifications, assuming the election of a retirement allowance payable as a life annuity from the Pension Plan for Employees of Commonwealth Energy System and Subsidiary Companies and the Executive Salary Continuation and Excess Benefit Plan for Employees of Commonwealth Energy System and Subsidiary Companies, as of December 31, 1997.

    Highest Annual
  Consecutive 3-Year
    Average Base
    Salary of Last               Annual Benefit for Years of Service (1)
      10 Years         10 Years   15 Years  20 Years   25 Years   30 Years   35 Years
    $ 90,000 ....      $ 15,673   $ 23,509  $ 31,345   $ 39,181   $ 47,018   $ 51,104
     120,000 ....        21,173     31,759    42,345     52,931     63,518     69,104
     150,000 ....        26,673     40,009    53,345     66,681     80,018     87,104
     180,000 ....        32,173     48,259    64,345     80,431     96,518    105,104
     210,000 ....        37,673     56,509    75,345     94,181    113,018    123,104
     240,000 ....        43,173     64,759    86,345    107,931    129,518    141,104
     270,000 ....        48,673     73,009    97,345    121,681    146,018    159,104
     300,000 ....        54,173     81,259   108,345    135,431    162,518    177,104
     330,000 ....        59,672     89,509   119,345    149,181    179,018    195,104
     360,000 ....        65,172     97,759   130,345    162,931    195,518    213,104
     390,000 ....        70,672    106,009   141,345    176,681    212,018    231,104
     420,000 ....        76,172    114,259   152,345    190,431    228,518    249,104
     450,000 ....        81,672    122,509   163,345    204,181    245,018    267,104

-------------

(1) Federal law places certain limits on the amount of benefits which can be paid from qualified pension plans. Payments made by the System in excess of the applicable limitations are made pursuant to the terms of the Executive Salary Continuation and Excess Benefit Plan for Employees of Commonwealth Energy System and Subsidiary Companies. For 1997, the maximum annual compensation limit under the Pension Plan for Employees of Commonwealth Energy System and Subsidiary Companies was $160,000, and the maximum annual benefit under that Plan was $125,000.

     The Pension Plan is a non-contributory defined benefit plan. The Plan is a final average earnings type plan under which benefits reflect the employee's years of credited service. The employee receives the higher of either a Social Security integrated or non-integrated formula to realize the maximum retirement benefit applicable to his or her employment history. Both of the formulae are based on the average of the three highest consecutive January 1 base salaries during the ten-year period preceding the employee's retirement or termination. Retirement benefits are available to employees on or after age fifty-five provided the sum of their age and years of service is at least seventy-five. Messrs. Poist, Wright, Rappoli, Sullivan and Williams have 33, 30, 23, 22 and 23 credited years of service respectively. For the purposes of calculating the annual retirement benefits of Messrs. Poist, Wright, Rappoli, Sullivan and Williams pursuant to the Plan, only the amounts set forth in the summary compensation table as "Salary" are utilized to determine each Executive Officer's three highest consecutive January 1 base salaries during the ten-year period preceding the Executive Officer's retirement or termination.

<PAGE 10>

     Each Executive Officer of the System has elected certain pre-retirement death benefits and supplemental retirement benefits in exchange for waiving certain standard life insurance benefits (in excess of $50,000), and the survivor income benefits generally available to all eligible employees. The alternative program for Executive Officers provides a pre-retirement death benefit of either: (i) a lump-sum payment of three times annual base salary or (ii) fifty percent of monthly base salary for one hundred and eighty months. The supplemental retirement benefit provides that an Executive Officer may retire after the attainment of age fifty-five and completion of ten years of service. Normal retirement at age sixty-five provides an annual payment equal to thirty-five percent of final base salary per year for life or for a period of one hundred and eighty months, whichever is longer. Benefits are reduced for retirement prior to age sixty-five. The supplemental retirement benefits are in addition to the amounts shown in the table above and are not subject to limitation. If termination of employment occurs following a change in control of the System after the Executive Officer's completion of ten years of service with the System but before the attainment of age fifty-five, the Executive Officer shall be entitled to receive upon attainment of age fifty-five a retirement benefit equal to the amounts that would have been payable had the Executive Officer remained in the employment of the System until the date of the Executive Officer's fifty-fifth birthday and retired on that date. Should the employment of the Executive Officer terminate for any other reason (other than death) and before completion of ten years of service and attainment of age fifty-five, there are no benefits payable under this alternative program for Executive Officers.

     The System has entered into Severance Agreements with its Executive Officers, including Messrs. Poist, Wright, Rappoli, Sullivan and Williams.
The Severance Agreements provide that in the event of termination of employment following a change of control of the System, as defined in the Severance Agreements, the System shall pay to the Executive Officer a lump sum severance benefit together with certain other benefits. The severance benefit payable to Mr. Poist is up to three times his annual salary and annual incentive compensation, and to Messrs. Wright, Rappoli, Sullivan and Williams up to two times annual salary and annual incentive compensation. No benefit would be paid if the effect of any payment would be to provide benefits above those normally payable beyond age sixty-five.

<PAGE 11>

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Trustees, Executive Officers and persons who beneficially own more than ten percent (10%) of the System's Common Shares to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 and/or Form 5 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the System's securities are registered. Trustees, Executive Officers and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the System with copies of all Section 16(a) forms they file.

     Based on a review of the copies of such forms furnished to the System and written representations from the Trustees and Executive Officers, the System believes that all Section 16(a) filing requirements applicable to its Trustees, Executive Officers and greater than ten percent (10%) beneficial owners were complied with for 1997.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Trustees (the "Committee") is composed of three independent, non-employee Trustees. The Committee reviews and approves compensation levels for the System's Chief Executive Officer and oversees the System's executive compensation programs affecting all Executive Officers. These programs have been designed in order to attract, retain, motivate and reward those individuals who are most responsible for the System's growth and profitability. The programs reflect the Committee's objectives of tying a substantial portion of each Executive Officer's compensation to both the System's and the individual's success in meeting designated goals and objectives and in realizing increases in total shareholder return.

     Compensation for Executive Officers consists of base salary and awards of cash incentive compensation under the System's Annual Incentive Plan and 1996-1997 Strategic Plan Compensation Program. Long-term incentive awards in the form of restricted stock awards of Common Shares are made under the terms of the System's Long Term Incentive Plan. Executive Officers also participate in the Pension Plan and the Employees Savings Plan and receive benefits under medical and other benefit plans which are available to employees generally.

Base Salary

     In setting the base salaries for the Chief Executive Officer and all other Executive Officers, the Committee evaluates the general responsibilities of the particular position and the individual's experience in that position and also applies the data and criteria described in the next paragraph.
The Chief Executive Officer's base salary target is designed generally to match the market median for the utility reference group described in the next paragraph. The Committee adjusts the Chief Executive Officer's salary in relation to the salary range target through the evaluation of the same objective criteria used to determine the Chief Executive Officer's annual incentive award set forth below. Less emphasis is placed on base salary adjustments than on incentive compensation, consistent with the Committee's objectives of placing increasingly greater emphasis on performance based, at-risk incentive compensation.

<PAGE 12>

     In setting the Chief Executive Officer's base salary for 1997, the Committee surveyed and reviewed compensation levels and the reference criteria relating to such compensation levels within the gas and electric utility industry. Compensation data and comparisons were provided to the Committee by independent sources and were used by the Committee together with market compensation data provided by the System's human resources department, compensation reports contained in proxy materials for companies considered by the Committee to be similar to the System in size, responsibility and complexity and utility industry references such as those provided by the Edison Electric Institute. Among the reference criteria reviewed by the Committee in developing external market pay norms were business type (investor-owned utilities), scope (utilities with revenues of approximately $500 million to $2 billion) and location (utilities headquartered in the northeast region of the U.S.). This market reference group of companies represents a subset of Value Line, Inc.'s utility sample.

Annual Incentive Compensation

     The Chief Executive Officer is eligible to receive annual cash bonus compensation under the System's Annual Incentive Plan. In 1997, the Annual Incentive Plan provided for awards to the Chief Executive Officer of up to a maximum of 43.5% of annual base salary. Both individual and System performance goals and objectives were set. The Chief Executive Officer's award for 1997 was determined on a weighted basis, with two-thirds of the award potential attributable to the attainment of System goals and objectives and one-third of the award potential attributable to individual goals and objectives. For 1997, the System criteria forming the goals and objectives applicable to the Annual Incentive Plan were: 1) meeting pre-established targets comparing System actual net income to budgeted net income for 1997; 2) success in implementing budgetary constraints in the interest of controlling costs; and 3) meeting certain pre-established benchmark measures of operation and maintenance expenses per customer, as compared to a peer group of 18 utility companies recommended by the System's independent compensation consultant. Each of the three System goals and objectives are equally weighted, and awards are made based on meeting, exceeding or reaching maximum attainment of targets.

     The goal established for actual net income was to meet or exceed the approved budgeted amounts. The System's 1997 net income exceeded targeted net income by 9.8%, just below the 10% maximum award standard. The goal established for cost control was for operation and maintenance expenses in 1997 to be below the approved budgeted amounts. This goal was exceeded by the System having reduced actual operation and maintenance expenses to 3.8% below established budgets. The goal of maintaining operation and maintenance expenses per customer within the top 50% of the 18 company industry peer group was also exceeded, as the System was rated the fifth most effective of the 18 companies in controlling operation and maintenance expenses. In the aggregate, the goals and objectives applicable to the System component of the Annual Incentive Plan were rated as 96% achieved.

     The individual goals of the Chief Executive Officer for 1997 under the Annual Incentive Plan included: the Chief Executive Officer's contributions in creating a value-added organization; implementation of the System's Strategic Plan; oversight of the consolidation of gas and electric operations; and the effective continuance and expansion of the System's investor relations program. Performance relative to achieving individual goals was rated as 85% achieved, resulting in an aggregate performance rating of 92% achievement.

<PAGE 13>

Long-Term Compensation

     The System has in place two long term incentive compensation plans, one which provides for the potential of awards of restricted Common Shares of the System and the other providing for the potential of cash awards.

     The Long-Term Incentive Plan, approved by shareholders in 1994, measures performance and provides for the potential for awards of Common Shares over a three-year Plan Period. The Plan provides for awards to the Chief Executive Officer of up to a maximum of 50% of annual base salary, awarded in the form of restricted Common Shares. Awards of Common Shares under the Plan are made if the System's average three-year total return (share appreciation and dividends), as compared to the peer group index of utility companies as established by Value Line, Inc., meets or exceeds the achievement standards set by the Committee at the beginning of a Plan Period. In this way, the interests of Executive Officers and Shareholders continue to be aligned.

     Under the terms of the Plan, no three year Plan Period was in effect for 1995-1997, and as a result no award was made.

     The 1996-1997 Strategic Plan Compensation Program ("Program") provides Executive Officers the opportunity to receive cash awards up to an amount which is equivalent to the amount which would be awarded in Grant Shares under the terms of the Long Term Incentive Plan as if a three-year Plan Period ending in 1997 was in effect. Unlike the Long Term Incentive Plan, which uses Shareholder total return as the sole criterion, the Program rates System Common Share performance, the Executive Officer's specific contributions to achieving results in implementing the System's Strategic Plan, and the Chief Executive Officer's general and overall performance. During the program period, the System's Common Shares appreciated by 228% as compared to the Value Line peer group, which under the terms of the Program provided for a maximum potential award to the Chief Executive Officer of up to 50% of 1996 annual base salary. The individual performance of the Chief Executive Officer under the Plan was rated at 71% achieved, resulting in a cash award pursuant to the terms of the Program of 35.5% of his 1996 annual base salary.

Other Executive Officers

     The Chief Executive Officer, in conjunction with the System's human resources department and an independent consultant, established salary ranges for each Executive Officer. The salary ranges were based in part upon salaries provided to executive officers in the System's industry peer group, as reported by the Edison Electric Institute and from regional salary surveys, so as to establish salary ranges generally in the median of the peer group. Specific salary levels were then established through an evaluation of the responsibilities of the position, the individual's experience in that position and the Executive Officer's achievement of goals and performance of duties. The base salary levels, as recommended by the Chief Executive Officer, were also reviewed and approved by the Executive Compensation Committee.

     In addition to base salary, the named Executive Officers are also eligible to receive compensation under the Annual Incentive Plan, the Long Term Incentive Plan and the 1996-1997 Strategic Plan Compensation Program. The named Executive Officers are eligible to receive compensation of up to a maximum of 38% (for Vice Presidents) to 43.5% (for the Operating Companies' President) of annual base salary under the Annual Incentive Plan and of up to 40% (for Vice Presidents) to 50% (for the Operating Companies' President) of annual base salary in restricted Common Shares under the Long Term Incentive Plan and in cash awards under the 1996-1997 Strategic Plan Compensation

<PAGE 14>

Program. In 1997, the System goals and objectives constituting the annual performance criteria and the corresponding weightings which determined eligibility for awards to the named Executive Officers under the Annual Incentive Plan were the same as those applicable to the Chief Executive Officer. The individual goals and objectives of the other Executive Officer Annual Incentive Plan participants included: negotiating critical contracts relating to System electric generation plants; overseeing important state legislation affecting the System's electric operations; and continuing and expanding the System's investor relations program.

     The performance criteria applicable to the named Executive Officers under the Long Term Incentive Plan and the 1996-1997 Strategic Plan Compensation Program are the same as those applicable to the Chief Executive Officer.

Policy on Deductibility of Compensation

     Pursuant to Section 162(m) of the Internal Revenue Code, the ability of the System to deduct the compensation paid to any of the five most highly compensated officers in excess of $1 million is limited by Federal Law. The compensation of each of the System's Executive Officers, however, is lower than the $1 million threshold at which tax deductions are limited. It is therefore not necessary that the Committee formulate a policy with respect to qualifying compensation for deductibility under the Internal Revenue Code.

Conclusion

     The Committee continues to take action to link executive compensation directly to corporate performance and shareholder total return. A substantial portion of each Executive Officer's compensation is now dependent upon measurable individual performance and System Common Share appreciation.

               THE EXECUTIVE COMPENSATION COMMITTEE
               Michael C. Ruettgers, Chairperson
               William J. O'Brien
               Gerald L. Wilson

<PAGE 15>


                     COMPARATIVE TOTAL SHAREHOLDER RETURN

     The line graph below compares the cumulative total shareholder return for the System's Common Shares to the cumulative total return of the S&P 500 Stock Index and a Peer Group Index which is comprised of 87 utility companies (including the System) which are followed by Value Line, Inc. The entities which comprise the Peer Group are also set forth hereinafter.

                      Comparative Five-Year Total Returns
         Commonwealth Energy System, S&P 500 and Value Line Peer Group
                    (Performance results through 12/31/97)


        ---------------------------------------------------------------


                          Line graph illustration of

                 comparative five-year (1993-1997) cumulative

                     total returns based on values listed

                                in chart below.


        ---------------------------------------------------------------


                   1992      1993      1994      1995      1996      1997

      COM/Energy   $100      $116      $ 98      $130      $145      $220
      S&P 500       100       110       112       154       190      253
      Peer Group    100       112        98       129       130      166

      Assumes $100 invested at the close of trading on the last trading day of 1992 in COM/Energy Common Shares, S&P 500 and the Peer Group. Also assumes reinvestment of dividends.

      Source: Value Line, Inc.

                                  PEER GROUP

Allegheny Power System, Inc.              MDU Resources Group, Inc.
Ameren Corp.                              MidAmerican Energy Holdings Company
American Electric Power Co., Inc.         Minnesota Power & Light Co.
Atlantic Energy Inc.                      Montana Power Co.
Baltimore Gas and Electric Company        Nevada Power Co.
Boston Edison Company                     New Century Energies, Inc.
Carolina Power & Light Co.                New England Electric System
Central Hudson Gas & Electric Corp.       New York State Electric & Gas Corp.
Central Louisiana Electric Company Inc.   Niagara Mohawk Power Corporation
Central Maine Power Co.                   NIPSCO Industries, Inc.
Central & South West Corp.                Northeast Utilities
Central Vermont Public Service Corp.      Northern States Power Co.
CILCORP Inc.                              Northwestern Public Service Co.
CINergy Corp.                             OGE Energy, Inc
CMS Energy Corp.                          Orange and Rockland Utilities, Inc.
Commonwealth Energy System                Otter Tail Power Co.

<PAGE 16>

Consolidated Edison Co. of New York, Inc. PG&E Corporation
DPL, Inc.                                 PacifiCorp.
Delmarva Power & Light Co.                PECO Energy Company
Dominion Resources, Inc.                  Pinnacle West Capital Corp.
DQE                                       Potomac Electric Power Co.
DTE Energy Corporation                    PP&L Resources, Inc.
Duke Power Co.                            Public Service Co. of New Mexico
Eastern Utilities Associates              Public Service Enterprise Group Inc.
Edison International                      Puget Sound Power & Light Co.
Empire District Electric Company          Rochester Gas and Electric Corp.
Enova Corporation                         St. Joseph Light & Power Co.
Entergy Corporation                       SCANA Corp.
FirstEnergy Corp.                         Sierra Pacific Resources
Florida Progress Corp.                    SIGCORP
FPL Group, Inc.                           The Southern Company
GPU, Inc.                                 TECO Energy, Inc.
Green Mountain Power Corp.                Texas Utilities Company
Hawaiian Electric Industries, Inc.        TNP Enterprises, Inc.
Houston Industries, Incorporated          Unicom Corp.
Idaho Power Co.                           Unisource Energy Corp.
IES Industries                            United Illuminating Co.
Illinova Corp.                            UtiliCorp. United Inc.
Interstate Power Co.                      Washington Water Power Co.
IPALCO Enterprises, Inc.                  Western Resources, Inc.
Kansas City Power & Light Co.             Wisconsin Energy Corp.
KU Energy Corporation                     WPL Holdings, Inc.
LG&E Energy Corp.                         WPS Resources Corporation
Long Island Lighting Co.


               MEETINGS OF THE BOARD OF TRUSTEES AND COMMITTEES

     The System's Board of Trustees held thirteen meetings throughout 1997. The Board has an Audit Committee, an Executive Compensation Committee, a Nominating Committee, a Benefit Review Committee and a Strategic Planning Committee.

     The Audit Committee is composed of Betty L. Francis, Chairperson, Kevin
C. Bryant and Peter H. Cressy. The Committee held four meetings in 1997. The Committee's functions are to recommend the selection of an independent public accountant, to review the scope of and approach to audit work, to review non-audit services provided by the independent public accountants and to review accounting principles and practices and the adequacy of internal controls.

     The Executive Compensation Committee is composed of Michael C. Ruettgers, Chairperson, William J. O'Brien and Gerald L. Wilson. During 1997, the Committee held five meetings. This Committee reviews and recommends compensation and promotional adjustments for certain of the System's personnel and also reviews and recommends adjustments to the compensation of Trustees.

     The Nominating Committee is composed of Sheldon A. Buckler, Chairperson, Franklin M. Hundley and William J. O'Brien. The Committee held four meetings in 1997. The functions of the Committee are to coordinate suggestions or searches for potential nominees for the position of Trustee, to review and evaluate qualifications of potential nominees and to recommend to the Board of Trustees nominees for vacancies occurring from time to time on the Board of Trustees. The Committee will consider nominees recommended by Shareholders upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Nominating Committee of the Board of Trustees.

<PAGE 17>

     The Benefit Review Committee is composed of Franklin M. Hundley, Chairperson, Kevin C. Bryant and Betty L. Francis. During 1997, the Committee held one meeting. The Committee was organized to consider and recommend to the Board of Trustees matters associated with the System's major funded benefit plans. Functions of the Committee include recommending the composition of benefit plan boards and reviewing investment policy, objectives, performance or proposed changes related to the plans.

     The Strategic Planning Committee is composed of Gerald L. Wilson, Chairperson, Peter H. Cressy and Michael C. Ruettgers. The Committee held seven meetings during 1997. The functions of this Committee are to attend strategic planning sessions, provide support and insight to management and coordinate management planning activities with the Board of Trustees.

     Effective January 1, 1998, each Trustee who was not an employee of the System is compensated for his or her services as Trustee at the rate of $17,500 per year, plus $1,000 for each Trustee and Committee meeting attended. The Chairpersons of the Audit, Executive Compensation, Benefit Review and Strategic Planning Committees each receive an additional $1,500 during the year. In addition, the Chairman of the Board receives a retainer of $20,000 per year for his services as Chairman of the Board and of the Nominating Committee.

     Trustees are entitled to defer all or a specified portion of their compensation pursuant to the terms of the Deferred Compensation Plan for Trustees of Commonwealth Energy System. An account is established for each Trustee electing to participate in the Plan, which account is credited with the amount which would otherwise be payable to the Trustee as compensation for the Trustee's services. At the end of each month, interest is credited at an annual rate equivalent to the weighted average prime lending rate. Upon the Trustee's retirement, the account balance is paid either in a lump sum or in annual installments according to the election made by the Trustee. The rights of the Trustee in the account are not assignable and constitute an unsecured claim against the general assets of the System.

     The Retirement Plan for Trustees of Commonwealth Energy System was adopted to provide retirement benefits to non-management members of the Board of Trustees in recognition of their services to the System. Members of the Board of Trustees who have served as Trustees for at least five years are eligible to participate in the Plan. Each eligible Trustee qualifies for an annual retirement benefit payment equal to fifty percent of the annual retainer fee in effect at retirement (excluding retainers for chairing committees), plus 10% of the annual retainer fee for each year in addition to five years served, up to 100% of such fee. The annual retirement benefit payment is adjusted to reflect the first subsequent increase, if any, in the annual retainer fee for service on the Board following the Trustee's retirement. The annual retirement benefit payment becomes vested at the time of eligibility and is payable to Trustees for a period equal to the greater of ten years or the number of years of service as a Trustee. Provided that Common Shareholders approve the Restricted Common Share Plan for Trustees of Commonwealth Energy System, the Board will take action to amend the Plan by limiting the number of years following retirement during which benefits are paid to a Trustee to the Trustee's number of years of service on the Board as of June 1, 1998.

<PAGE 18>


             2-AMENDMENT TO SECTION 22 OF THE DECLARATION OF TRUST

     There will be presented to Shareholders by the Board of Trustees a proposal to consent to an amendment to Section 22 of the System's Declaration of Trust, which Section sets forth the conditions under which presently authorized but unissued Common Shares of the System may be issued by the Trustees without the vote or written consent of a majority of the Common Shares outstanding at the time. The purposes of the amendment are to expand the conditions under which such presently authorized but unissued Common Shares may be issued without such vote or written consent of a majority of the Common Shares outstanding at the time. The text of the proposed amendment to
Section 22 is annexed as Appendix A to this Proxy Statement.

     The proposed amendment to Section 22 would allow for the issuance of Common Shares to fund the Restricted Common Share Plan for Trustees of Commonwealth Energy System, which Shareholders are being requested to approve at the 1998 Annual Meeting of Shareholders. The Trustees believe that such amendment will be in the interest of Shareholders, as it will both enable the System to continue to attract and retain qualified Trustees and will provide further incentive to Trustees to maximize shareholder value for the benefit of Shareholders. The annual Common Share payment amount is projected to be most representative of the value of retirement benefits which will no longer be provided under the terms of the Retirement Program for Trustees of Commonwealth Energy System if the Restricted Common Share Plan is approved. The Board of Trustees believes that the Restricted Common Share Plan will provide greater incentives for Trustees and will better align the interests of Trustees with the interests of Shareholders.

     The required approval by Shareholders to the proposed amendment and the subsequent enactment of the Restricted Common Share Plan for Trustees of Commonwealth Energy System will allow the System to continue to attract and maintain valuable Trustees who will continue to advance the interests of Shareholders.

     Upon the consent of the holders of a majority of the outstanding Common Shares present at the meeting and entitled to vote on the proposed amendment, the Trustees of the System will on May 7, 1998 vote to amend the Declaration of Trust and will file said Declaration of Trust, as amended, as required by the terms of the Declaration of Trust and the laws of the Commonwealth of Massachusetts.

<PAGE 19>

                  3-RESTRICTED COMMON SHARE PLAN FOR TRUSTEES
                         OF COMMONWEALTH ENERGY SYSTEM

     On February 26, 1998, the Board of Trustees approved and adopted, effective as of June 1, 1998, the Restricted Common Share Plan for Trustees of Commonwealth Energy System (the "Plan"). Since Plan payments are to be made in the form of System Common Shares, the Board of Trustees is seeking Shareholder approval of the Plan and has conditioned the adoption of the Plan on Shareholder approval.

     The purpose of the Plan is to increase non-employee Trustee ownership interest in the System by providing compensation for service on the Board of Trustees in the form of Common Shares, thus further aligning the interests of the members of the Board with those of Shareholders of the System. A summary description of the Plan follows. This description is qualified in its entirety by reference to the full text of the Plan, which is attached to this proxy statement as Appendix B.

     Eligible participants under the Plan are members of the Board of Trustees who are not full time employees of the System or any of its subsidiaries. The Plan provides for issuance annually of a number of Common Shares equal in value to $7,000 in payment of a portion of the annual Trustee retainer fee for services on the Board of Trustees. The number of Common Shares issuable is determined by dividing the dollar amount of $7,000 to be distributed in the form of Common Shares by the fair market value of a share of the Common Shares on the date the fee is payable. For this purpose fair market value means the average closing price of the Common Shares in consolidated trading on the first five trading days of the month that the Common Shares are issued, as reported by the New York Stock Exchange. Pro-rata partial issuances of Common Shares will be made whenever a Trustee has served on the Board for a portion of a calendar year.

     The annual amount of $7,000 to be paid in Common Shares is equivalent to the projected additional average retirement benefit which would otherwise be provided to Trustees under the terms of the Retirement Program for Trustees of Commonwealth Energy System. Upon the approval of the Plan, the Board intends to limit the number of years during which benefits will be paid to a Trustee upon the Trustee's retirement to the Trustee's number of years of service on the Board as of June 1, 1998. As a result, no increase in overall Trustee compensation shall result. Common Shares issued under the Plan are subject to restrictions that they may not be sold or transferred until the restrictions lapse. Restrictions lapse upon (a) death, (b) disability, (c) retirement in accordance with the policy on retirement of non-employee Trustees, (d) termination of service with the consent of a majority of the members of the Board of Trustees, other than the participant, (e) five years passing from the date of issuance of the Common Shares, or (f) a change in control, as defined in the Plan. If a participant ceases to be a Trustee for any other reason, the restricted unvested shares are forfeited and revert to the System. The certificates representing restricted Common Shares are to be held by the System until the lapse of restrictions, but the participant is entitled to all voting, dividend and distribution rights of such Common Shares.

     On March 17, 1998 the closing price per share of the Common Shares on the New York Stock Exchange was $___________.

     The adoption of the Plan will require the affirmative votes of the holders of a majority of the Shares present at the meeting and entitled to vote.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESTRICTED COMMON SHARE PLAN FOR TRUSTEES OF COMMONWEALTH ENERGY SYSTEM.

<PAGE 20>


                            4-SHAREHOLDER PROPOSAL

     The System has been advised that Mr. John Jennings Crapo, Porter Square Branch, P.O. Box 151, Cambridge, Massachusetts, 02140-0002, holder of 450 Common Shares, proposes to submit the following proposal at the 1998 Annual
Meeting:

     RESOLVED: That the shareholders of Commonwealth Energy System assembled in Annual Meeting of Shareholders balloting in person and by proxy hereby request that the Board of Trustees present to shareholders at the next Annual Meeting of Shareholders an appropriate amendment to the Declaration of Trust dated December 31, 1926, as amended, to provide that any elections following the adoption of the said amendment, Trustees whose terms have expired be elected annually and not by classes as is now provided. But this amendment shall not apply to any person holding the office of Trustee when this amendment is presented to stockholders for ratification at the Annual Meeting of Shareholders in question.

     SUPPORTING STATEMENT: This proposal to de-classify the Board of Trustees has received considerable support. Proponent believes the proposal will receive more support now that he has modified it to have the amendment to the Declaration of Trust not go into effect until Trustees who serve at time as Trustees no longer serve as Trustee/Trustees. The Trustees make commitments to serve three years each term as is presently allowed and this dedication is to be acknowledged by not rudely terminating devoted service to the Commonwealth Energy System.

     BOARD OF TRUSTEES RECOMMENDATION:

     The Board of Trustees recommends a vote AGAINST this proposal for the following reasons:

     This proposal has been submitted at various Annual Meetings since 1991. It requests that the Board of Trustees submit a proposal to Shareholders at the 1999 Annual Meeting, calling for the repeal of the classified Board, so that all Trustees would be elected on an annual basis. The classified board was adopted at the 1987 Annual Meeting, when Shareholders voted to amend the System's Declaration of Trust to create three classes of Trustees with an equal number of Trustees in each class, and to provide that the Trustees would serve three-year staggered terms, such that three Trustees are eligible for election each year. The classified board is intended to help to ensure continued familiarity of Board members with the business, management and policies of the System, since a majority of the Trustees at any given time would have prior experience as Board members. These amendments are also designed to encourage persons seeking to acquire control of the System to initiate an acquisition through arms-length negotiations with the System's Board of Trustees and management, by making it more difficult to change the composition of the Board. Also, the amendments may allow the System's management to obtain more time and information for evaluating a takeover proposal, in order to fully protect the interests of the System and its Shareholders.

     The Board continues to believe that each Trustee is fully accountable to Shareholders throughout each term of office, whether that term is three years or one year. The Board further notes that the classified board system was determined to be of sufficient merit such that the Massachusetts legislature has codified that system in its 1990 amendments to the laws pertaining to Massachusetts business corporations (however, the System, as a Massachusetts Trust, is not affected by this legislation).

<PAGE 21>

     Repeal of the classified Board (which, if the present proposal is adopted, would actually be pursuant to the acceptance of a proposed Amendment to the Declaration of Trust to be offered at the 1999 Annual Meeting of Shareholders) requires the affirmative vote or written consent of three-quarters of the shares entitled to vote, in accordance with the terms of the System's Declaration of Trust.

          ACCORDINGLY, A VOTE "AGAINST" THE PROPOSAL IS RECOMMENDED.

                               5-OTHER BUSINESS

     The Board of Trustees of the System knows of no matters other than those set forth in the Notice of the Annual Meeting which are likely to be brought before the meeting. If any other matters of which the Board of Trustees is not aware are appropriately presented for action, however, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                 MISCELLANEOUS

     The independent public accounting firm selected by the Trustees as Auditor of the System is Arthur Andersen LLP. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The cost of soliciting proxies will be borne by the System. A limited number of regular employees may solicit proxies by telephone or in person subsequent to the initial solicitation by mail. In addition, the System has retained the firm of D. F. King to aid in such solicitation of proxies. The System expects to pay such firm a fee of $5,500 plus expenses. The System will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to security owners.

     The proxy card for a participant in the System's Dividend Reinvestment and Common Share Purchase Plan includes the number of shares which are registered in the participant's name and the number of shares beneficially owned by the participant that are held in the name of the nominee of the System for the Plan. A participant's vote with respect to the shares registered in the participant's name is also an instruction by the participant to the nominee to vote the shares credited to the participant's account under the Plan.

     In order for Shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the System's Proxy Statement, they must be received by the System at its principal office in Cambridge, Massachusetts, prior to December 3, 1998.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, Shareholders are urged, regardless of the number of shares owned, to SIGN, DATE and RETURN the enclosed proxy promptly.



                                                Michael P. Sullivan
                                                Vice President, Secretary
                                                and General Counsel


Cambridge, Massachusetts 02142-9150
March 30, 1998

<PAGE 22>


                                                            APPENDIX A


                             PROPOSED AMENDMENT TO
                    SECTION 22 OF THE DECLARATION OF TRUST



      Section 22 of the System's Declaration of Trust would be amended by adding the words "and to fund compensation plans applicable to the Board of Trustees for services as a Trustee" in subparagraph (c) of Section 22, so that the third paragraph of Section 22 reads in its entirety, as follows:

      (A)   To provide the System with Funds
            (1) To acquire additional stock of any subsidiary of the System which is authorized for its proper corporate purposes;
            (2) To acquire common stock of any Massachusetts gas or electric company if as a result of such transaction the System will own 51% or more of such stock;
            (3) To acquire debt securities maturing more than one year from the date of issue thereof of any subsidiary of the System; or
            (4) To retire temporary indebtedness of the System incurred by it for the purchase of such stock or debt securities; or
            (5) To make temporary advances to any subsidiary of the System; or

      (B)   In Exchange
            (1) For publicly held stock of any subsidiary of the System;
      or
            (2) For stock of any Massachusetts gas or electric company if as a result of such exchange the System will own 51% or more of such stock; or

      (C) To provide shares to fund long-term incentive compensation plans that may be adopted from time to time and to fund compensation plans applicable to the Board of Trustees for services as a Trustee.

<PAGE 23>

                                                                  APPENDIX B

                          COMMONWEALTH ENERGY SYSTEM
                   RESTRICTED COMMON SHARE PLAN FOR TRUSTEES

 1. Name of Plan. This plan shall be known as the "Commonwealth Energy System Restricted Common Share Plan for Trustees" and is hereinafter referred to as the "Plan".

 2. Purpose. The purpose of the Plan is to advance the interests of Commonwealth Energy System (the "System") by providing long-term financial incentives to Trustees in the form of System Common Shares. By encouraging such share ownership, the System seeks to attract, retain and motivate Trustees of experience, ability and quality and to strengthen the mutuality of interests between the Board of Trustees and the System's Common Shareholders.

 3. Effective Date and Term. The Plan was adopted on February 26, 1998, to be effective as of June 1, 1998, provided the Plan is approved by the System's Common Shareholders at the next Annual Meeting of Shareholders of the System following adoption. The Plan shall remain in effect until amended or terminated by action of the Board of Trustees of the System.

 4. Eligible Participants. Each member of the Board of Trustees from time to time who is not a full time employee of the System or any of its subsidiaries shall be eligible to participate in the Plan (the
"Participants").

 5. Automatic Receipt of Restricted Shares. In accordance with the votes taken by the Board of Trustees on February 26, 1998, until further action by the Board of Trustees and commencing with the month following approval of the Plan by the System's Common Shareholders, in addition to the cash retainer fee compensation established by the Board of Trustees, each Participant shall be paid annual retainer fees at the rate of $7,000 for service on the Board of Trustees, payable in Common Shares, par value $2 per share of the System, subject to the restrictions set forth in Section 6 hereof. Such fee shall be payable annually on the date of the Board of Trustees' first regularly scheduled meeting in a calendar year. The number of Common Shares to be issued to each Participant on each payment date shall be determined by dividing the annual retainer fee which is to be paid in Common Shares by the Fair Market Value of such Common Shares, as hereinafter defined. A pro-rata issuance of Common Shares will be made for 1998 and for any period during which a Participant is entitled to payment for less than a full year. The Board of Trustees shall have the authority to revise the amount of annual retainer fees for service on the Board of Trustees payable in Common Shares under this
Section 5 not more frequently than annually.

 6. Restrictions on Shares. The Common Shares issued under Section 5 shall be restricted and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), except that such restrictions shall lapse upon:

      (a)  Death of the Participant;
      (b) Disability of the Participant preventing continued service on the Board;
      (c) Retirement of the Participant from service as a Trustee of the System in accordance with the policy on retirement of non-employee Trustees then in effect;
      (d) Termination of service as a Trustee with the consent of a majority of the members of the Board other than the Participant;
      (e) The passage of five years from the date of issue of any such Common Shares; or
      (f)  A Change in Control, as hereinafter defined.

      If a Participant ceases to be a Trustee of the System for any other reason, the unvested Common Shares issued to such Trustee subject to this Section shall be forfeited and shall revert to the System.

<PAGE 24>


      The certificates for Common Shares which are subject to this Section shall be held by the System until the lapse of restrictions as provided in this Section; provided, however, the Participant shall be entitled to all voting, dividend and distribution rights for such Common Shares.

      Participants shall have the right to direct in writing, on forms provided by the System, that upon the lapse of restrictions in accordance with subsections (a) through (f) above, the Common Shares held by such Participant under the Plan shall be transferred and delivered by the System to the individuals or entities as specified by the Participant on such form.

 7. Fair Market Value. The term "Fair Market Value" shall mean the average closing price of the Common Shares in consolidated trading on the first five trading days of the month that the Common Shares are issued, as reported on the principal national securities exchange on which the Common Shares are listed or admitted to trading.

 8. Fractions of Shares. Whenever under the terms of the Plan a fractional share would be required to be issued, the number of shares shall be rounded up to the next highest whole number of shares.

 9. Change in Control. For the purposes of this Plan, a "change in control" shall mean the occurrence of any of the following:

      (1) The System receives a report on Schedule 13D filed with the Securities and Exchange Commission disclosing that any person (as such term is defined in Section 13(d) of the Exchange Act), group, partnership, association, corporation or other entity is the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting Common Shares of the System (other than: 1) a registered investment company which has expressly stated that it has no intention to acquire control of the System or which the Board of Trustees has determined that such registered investment company has no intention to acquire control of the System and 2) the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies); provided that if the Board of Trustees subsequently determines that such registered investment company does intend to acquire control of the System or the registered investment company expresses this intent, the beneficial ownership of 20% or more of the outstanding voting Common Shares of the System shall be considered to be a "change in control" event described in this clause (1);

      (2) Any person (as such term is defined in Section 13(d) of the Exchange Act), group, partnership, association, corporation or other entity other than the System or a wholly-owned subsidiary of the System, purchases shares pursuant to a tender offer or exchange offer to acquire voting shares (or securities convertible into shares) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, partnership, association, corporation or other entity in question is the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
            Act)
            directly or indirectly, of 20% or more of the then outstanding voting Common Shares of the System (calculated as directed in paragraph (d)of Rule 13(d)-3 under the Exchange Act in the case of rights to acquire Common Shares);

      (3) The Board of Trustees of the System approves: (a) any consolidation or merger of the System in which the System is not the continuing or surviving entity or pursuant to which Common Shares of the System would be converted into cash, securities or other property; or (b) any transaction or series of related transactions the result of which all or substantially all the assets of the System are sold;

<PAGE 25>

      (4)   The System ceases to be a reporting company pursuant to
            Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision; or

      (5) During any period of two consecutive years (24-month period), individuals who at the beginning of such period constituted the Board of Trustees of the System cease for any reason (other than retirements or resignations in the normal course of business) to constitute a majority thereof; provided, however, that any Trustee who is not in office at the beginning of such 24-month period, but whose election by the Board of Trustees or whose nomination for election by the System's Common Shareholders was to fill a vacancy caused by death or retirement and was approved by a vote of at least two-thirds of the Trustees then still in office and who either were Trustees at the beginning of such period or whose election or nomination for election was previously so approved, shall be deemed to have been in office at the beginning of such period for purposes of this definition.

10. Information Reporting. At the time the interest of a Participant in the Common Shares vests, the System will deliver a certificate for such Common Shares to the Participant and will, in accordance with Internal Revenue Service regulations, provide to the Participant a Form 1099, reporting the taxable value of the vested Common Shares, which value shall be based upon the fair market value of the Common Shares on the date they vest. If the Participant shall elect under Section 83 of the Internal Revenue Code of 1986, as amended, to accelerate the recognition of income attributable to the receipt of Common Shares, the Participant shall furnish the System with a copy of such election concurrently with its filing with the Internal Revenue Service, in which case the System will provide a Form 1099 reporting the taxable value of the granted Common Shares as of the grant date.

11. General Restriction. The issuance of Common Shares or the delivery of certificates for such Common Shares to Participants hereunder shall be subject to the requirement that, if at any time the Chief Financial Officer of the System shall reasonably determine, in his discretion, that the listing, registration or qualification of such Common Shares upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such issuance or delivery thereunder, such issuance or delivery shall not take place unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Chief Financial Officer.

12. Rule 16b-3. It is the intention that the Plan and the operation thereof qualify for the exemption provisions contained in Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect from time to time or any successor rule ("Rule"). To the extent that the implementation or operation of any provision hereof does not comply with the requirements of the Rule as applicable to the Plan, such provision shall be inoperative or shall be interpreted, to the extent practicable, to apply in a manner not inconsistent with the requirements of the Rule.

13.   Share Dividends; Share Splits; Share Combinations; Recapitalization.
The Board of Trustees of the System may make appropriate adjustments in the maximum number of Common Shares subject to the Plan to give effect to any share dividends, share splits, share combinations, recapitalizations and other similar changes in the capital structure of the System. The provisions contained in the Plan shall apply to any other capital shares of the System, and any other securities which may be acquired by the Participant as a result of a share dividend, share split, share combination, or exchange for other securities resulting from any recapitalization, reorganization or any other transaction affecting the Common Shares subject to the Plan.

<PAGE 26>


14.   Termination or Amendment of Plan.
      (a) Except as provided in paragraph 14(b), the Board of Trustees may at any time suspend, reinstate, or terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the Common Shareholders of the System, provided;

            (i) that no such termination or amendment shall adversely affect or impair any then issued and outstanding Common Shares without the consent of the Participant holding such Common Shares; and

            (ii) that no such amendment which (a) materially increases the maximum number of Common Shares subject to this Plan; (b) materially increases the benefits accruing to Participants under the Plan (except as is provided in Section 4); or (c) materially modifies the requirement as to eligibility for participation in the Plan may be made without first obtaining shareholder approval, if independent legal counsel advises that such approval is necessary.

      (b) In the event of a change in control (as defined in Section 9), the System may neither terminate the Plan nor reduce benefits under the Plan with respect to those individuals who are Participants as of the date of the change in control.

15. Shares Subject to the Plan. The maximum number of Common Shares which may be cumulatively granted under the Plan, subject to adjustment as provided in Paragraph 13 of the Plan, shall be one percent (1%) of the total issued and outstanding Common Shares of the System. Any Common Shares which are forfeited pursuant to Section 6 shall again be eligible for issuance.

16. Governing Law. This Plan shall be subject to and construed in accordance with the laws of the Commonwealth of Massachusetts.

<PAGE 27>


Appendices
                          COMMONWEALTH ENERGY SYSTEM
               Proxy-Annual Meeting of Shareholders-May 7, 1998
          This Proxy is Solicited on Behalf of the Board of Trustees

      The undersigned hereby appoints Sheldon A. Buckler, Franklin M. Hundley and William G. Poist, and each or any of them, with power of substitution, as proxies to attend the Annual Meeting of Shareholders of the System to be held on Thursday, May 7, 1998 and at any adjournment thereof and to vote the number of shares which the shareholder(s) would be entitled to vote if personally present:

      To vote your shares for all Trustee nominees, mark the "FOR"  box on item 1. To withhold voting for all nominees, mark the "WITHHELD" box. If you do not wish your shares voted "FOR" a particular nominee, mark the "EXCEPTION" box and enter name(s) of the exception(s) in the space provided.

_____________________________________________________________________________
               The Trustees recommend a vote "FOR" #1, 2 and #3
1.  Election of Trustees
    Nominees: S. A. Buckler, B. L. Francis, M. C. Ruettgers
    [  ]  FOR     [  ]  WITHHELD   [  ]  EXCEPTION(S)
    EXCEPTION(S): ____________________
2.  Amendment to Declaration of Trust
    [  ]  FOR     [  ]  AGAINST    [  ]  ABSTAIN
3.  Restricted Common Share Plan for Trustees
    [  ]  FOR     [  ]  AGAINST    [  ]  ABSTAIN
_____________________________________________________________________________
                  The Trustees recommend a vote "AGAINST" #4
4.  Shareholder Proposal
    [  ]  FOR     [  ]  AGAINST    [  ]  ABSTAIN
_____________________________________________________________________________
5.  Upon any other business that may properly come before the meeting.
_____________________________________________________________________________
      This Proxy will be voted as directed above.  If no other indication is made, this proxy will be voted FOR proposals #1, 2 AND 3, and AGAINST proposal #4.
           Any proxy or proxies to vote such shares at said meeting
          heretofore given by the shareholder(s) are hereby revoked.
                     PLEASE SIGN AND DATE ON REVERSE SIDE





                        ____________________________________________________

                        ____________________________________________________
                        Signature(s) should agree with name(s) printed below

       (When signing as attorney, executor or administrator, trustee or guardian, etc., please indicate your full title as such.)

Acct. No.                                                   No. of Shares





Dated_______________________, 1998

           PLEASE SIGN, DATE AND RETURN IN ENCLOSED PREPAID ENVELOPE